UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): May 13, 2010

Hanger Orthopedic Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices (zip code))

301-986-0701

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02   Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2010, Hanger Orthopedic Group, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders of the Company approved the Company’s 2010 Omnibus Incentive Plan (the “2010 Plan”).  The 2010 Plan is designed to attract and retain outside individuals to serve as officers, directors, employees and consultants to the Company and to increase stockholder value.  The 2010 Plan seeks to provide a direct link between stockholder value and compensation awards by authorizing awards of shares of the Company’s Common Stock, monetary payments based on the value of the Company’s Common Stock, and other incentive compensation awards that are based on the Company’s financial performance.

Upon approval of the 2010 Plan, each of the Company’s Amended and Restated 2002 Stock Incentive and Bonus Plan (the “2002 Plan”) and 2003 Non-Employee Directors’ Stock Incentive Plan (the “2003 Plan”) terminated. No new awards will be granted under the 2002 Plan or the 2003 Plan; however, awards granted under either the 2002 Plan or the 2003 Plan that were outstanding upon the approval of the 2010 Plan will remain outstanding and continue to be subject to all of the terms and conditions of the 2002 Plan or the 2003 Plan, as the case may be.

The 2010 Plan provides that 2,450,000 shares of Common Stock are reserved for issuance, subject to adjustment as set forth in the 2010 Plan; provided, however, that only 1,500,000 shares may be issued pursuant to the exercise of incentive stock options. Of these 2,450,000 shares, 2,000,000 are shares that are newly authorized for issuance under the 2010 Plan and 450,000 are unissued shares not subject to awards that will be carried over from the shares previously authorized for issuance under the terms of the 2002 Plan and the 2003 Plan.

Unless earlier terminated by the Board of Directors, the 2010 Plan will remain in effect until the earlier of (i) the date that is ten years from the date the plan is approved by the Company’s stockholders, which is the effective date for the plan, namely May 13, 2020, or (ii) the date all shares reserved for issuance have been issued.

The Company cannot currently determine the benefits, if any, to be paid under the 2010 Plan in the future to key officers, directors, employees and consultants of the Company, including the named executive officers of the Company.

The 2010 Plan is described in detail in the Company’s Proxy Statement for the 2010 Annual Meeting of Stockholders of the Company filed with the Securities and Exchange Commission on April 2, 2010.

The description of the 2010 Plan set forth above is qualified in its entirety by reference to the full text of the 2010 Plan, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on the following proposals:

•                                          The election of Ivan R. Sabel, Thomas F. Kirk, Thomas F. Cooper, Cynthia L. Feldmann, Eric A. Green, Stephen E. Hare, Isaac Kaufman, Peter J. Neff and Bennett Rosenthal to the Company’s Board of Directors for a one-year term to expire at the Company’s 2011 Annual Meeting of Stockholders; and

•                                          The approval of the 2010 Plan.

As of March 18, 2010, the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, 31,902,416 shares of the Company’s Common Stock were outstanding and eligible to vote.  Approximately 84.49% of all votes were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for stockholder approval at the Annual Meeting:

Proposal 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Ivan R. Sabel	26,472,353	362,974	173,183
Thomas F. Kirk	26,650,883	184,444	173,183
Thomas F. Cooper	25,174,717	1,660,610	173,183
Cynthia L. Feldmann	26,571,655	263,672	173,183
Eric A. Green	25,139,531	1,695,796	173,183
Stephen E. Hare	26,650,523	184,804	173,183
Isaac Kaufman	24,551,953	2,283,374	173,183
Peter J. Neff	25,800,023	1,035,304	173,183
Bennett Rosenthal	17,081,417	9,753,910	173,183

Proposal 2: Approval of the 2010 Plan

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

24,148,050	2,635,203	52,353	173,183

Item 9.01   Financial Statements and Exhibits.

(d)                   Exhibits.

10.1

Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan (incorporated by reference to Annex A to Hanger Orthopedic Group, Inc.’s Proxy Statement for its 2010 Annual Meeting of Stockholders filed on April 2, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ George E. McHenry
George E. McHenry
Chief Financial Officer

Dated: May 17, 2010

HANGER ORTHOPEDIC GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Dated May 13, 2010

Exhibit Number

(10.1)

Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan (incorporated by reference to Annex A to Hanger Orthopedic Group, Inc.’s Proxy Statement for its 2010 Annual Meeting of Stockholders filed on April 2, 2010).